UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 6, 2005 (December 6, 2005)
SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839

(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification
incorporation)		number)
1735 Market Street, Philadelphia, PA 19103-7583
(Address of principal executive offices) (Zip Code)
(215) 977-3000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     At the 4th Annual Wachovia Energy Pipeline Symposium, held December 6, 2005 in New York City, executives of Sunoco Partners LLC, general partner of Sunoco Logistics Partners L.P.(the “Company”), presented the information about the Company described in the slides attached as Exhibit 99.1 to this report. Exhibit 99.1 and the slides thereof are incorporated by reference herein. These slides will be available on the Company’s website at www.sunocologistics.com on Monday, December 5, 2005 at 4:15 p.m.
     The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.
     Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Slide presentation given December 6, 2005, by executives of Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P., during Wachovia Energy Pipeline Symposium.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.
By:	Sunoco Partners LLC,
its General Partner

By: /s/ COLIN A. OERTON

Colin A. Oerton
Vice President and Chief
Financial Officer
December 6, 2005

EXHIBIT INDEX

Exhibit	Exhibit Number
99.1	Slide presentation given December 6, 2005, by executives of Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P., during investor conference.

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